Exhibit 3.2

HPT SN HOLDING, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office of the Corporation in the State of New York shall be located at such place or places as the Board of Directors may designate.

Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  PLACE.  All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.  An annual meeting of the stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held at a convenient location and on proper notice, on a date and at the time set by the Board of Directors.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 3.  SPECIAL MEETINGS.  The chairman of the board or the president or one-third of the Directors may call special meetings of the stockholders.  Special meetings of the stockholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.  Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting.  The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such stockholders to the Corporation of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

Section 4.  NOTICE.  Prior to each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means permitted by New York law.  Said notice shall state the place, date and hour of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called and an indication that it is being issued by or at the direction of the person or persons calling the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.  SCOPE OF NOTICE.  Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6.  ORGANIZATION.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by an officer present at the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting.

Section 7.  QUORUM.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Certificate of Incorporation for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting in accordance with the original notice.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.  VOTING.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director.  Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein, by statute or by the Certificate of Incorporation.  Unless otherwise provided by statute or in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9.  PROXIES.  A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by him either in person or by proxy executed by the stockholder or by his duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 11.  INFORMAL ACTION BY STOCKHOLDERS.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the Certificate of Incorporation so permits and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the New York Business Corporation Law (the "NYBCL").  The Corporation shall give prompt notice of any action taken by less than unanimous consent to each stockholder.

Section 12.  VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

Section 1.  GENERAL POWERS; QUALIFICATIONS; DIRECTORS HOLDING OVER.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  A Director shall be an individual at least 21 years of age who is not under legal disability.  In case of failure to elect Directors at an annual meeting of the stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

Section 2.  NUMBER.  The Board of Directors shall consist of one or more Directors.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors.

Section 3.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide by resolution, the time and place for the holding of regular meetings of the Board of Directors without notice other than such resolution.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or the president or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

Section 5.  NOTICE.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these By-Laws.

Section 6.  QUORUM.  A majority of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Certificate of Incorporation or these By-Laws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.  VOTING.  The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, Certificate of Incorporation or these By-Laws.  If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Directors still present at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the Certificate of Incorporation.

Section 8.  TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission and is filed with the minutes of proceedings of the Board of Directors.

Section 10.  VACANCIES.  If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these By-Laws or the powers of the remaining Directors hereunder (even if fewer than a quorum of Directors remain).  Any vacancy (including vacancies occurring in the Board of Directors by reason of the removal of directors without cause and vacancies created by an increase in the number of Directors) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum.  Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 11.  COMPENSATION.  Directors shall not receive any stated salary for their services as Directors.

Section 12.  REMOVAL OF DIRECTORS.  The stockholders may, at any time, remove any Director in the manner provided in the Certificate of Incorporation.

Section 13.  LOSS OF DEPOSITS.  No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 14.  SURETY BONDS.  Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 15.  RELIANCE.  Each Director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

Section 16.  INTERESTED DIRECTOR TRANSACTIONS.  The NYBCL shall be available for and apply to any contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other trust, corporation, firm or other entity in which any of its Directors is a trustee or director or has a material financial interest.

Section 17.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.  The Directors shall have no responsibility to devote their full time to the affairs of the Corporation.  Any Director or officer, employee or agent of the Corporation (other than a full-time officer, employee or agent of the Corporation), in his personal capacity or in his capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Corporation.

ARTICLE IV

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers.  Each officer shall hold office until his successor is elected and qualifies or until his death or his resignation or removal in the manner hereinafter provided.  Any two or more offices except president and vice president may be held by the same person.  In their discretion, the Directors may leave unfilled any office except that of president and secretary.  Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.  CHIEF EXECUTIVE OFFICER.  The Board of Directors may designate a chief executive officer from among the Directors or elected officers.  The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Directors, and for the administration of the business affairs of the Corporation. The chief executive officer shall preside over the meetings of the Board of Directors at which he shall be present. In the absence of a different designation, the President shall function as the chief executive officer of the Corporation.

Section 5.  CHIEF FINANCIAL OFFICER.  The Board of Directors may designate a chief financial officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 6.  PRESIDENT.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors.

Section 7.  VICE PRESIDENTS.  In the absence or unavailability of the president, the vice president (or in the event there be more than one vice president, any vice president) shall perform the duties of the president and when so acting shall have all the powers of the president; and shall perform such other duties as from time to time may be assigned to him or her by the president, the chief executive officer or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice presidents, senior vice presidents or as vice presidents for particular areas of responsibility.

Section 8.  SECRETARY.  The secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; (d) maintain a share register, showing the ownership and transfers of ownership of all shares of the Corporation, unless a transfer agent is employed to maintain and does maintain such a share register; and (e) in general perform such other duties as from time to time may be assigned to the secretary by the chief executive officer or the Board of Directors.

Section 9.  TREASURER.  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be authorized by the Board of Directors. The treasurer shall also have such other responsibilities as may be assigned to him or her by the chief executive officer or the Board of Directors.

Section 10.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer or the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

ARTICLE VI

STOCK

Section 1.  CERTIFICATES.  Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the NYBCL and shall be signed by the officers of the Corporation in the manner permitted by the NYBCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the NYBCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the NYBCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.  TRANSFERS.  All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, to the extent then required by the NYBCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the NYBCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of New York.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3.  REPLACEMENT CERTIFICATE.  Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued.  Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.  FIXING OF RECORD DATE.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.  STOCK LEDGER.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.  FRACTIONAL STOCK; ISSUANCE OF UNITS.  The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the charter or these By-Laws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE VIII

DISTRIBUTIONS

Section 1.  AUTHORIZATION.  Dividends and other distributions upon the shares of stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Certificate of Incorporation.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Certificate of Incorporation.

Section 2.  CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX

INVESTMENT POLICY

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE X

SEAL

Section 1.  SEAL.  The Board of Directors may authorize the adoption of a seal by the Corporation.  The seal shall have inscribed thereon the name of the Corporation and the year of its incorporation. The Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.  AFFIXING SEAL.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.  INDEMNIFICATION.  The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation (such requests to serve an employee benefit plan being further described in the NYBCL, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal thereof, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had not reasonable cause to believe that his conduct was unlawful, such indemnification be made to the full extent permitted under the NYBCL.

Section 2.  EXPENSES.  Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding, subject to the provisions of the NYBCL regarding the repayment of such advances where the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

Section 3.  INSURANCE.  Subject to limitations or restrictions described in the NYBCL, the Corporation shall have the power to purchase and maintain insurance:
(a)           To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article, and
(b)           To indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this Article, and

(c)           To indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance.

Section 4.  APPLICABILITY.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or these By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sections of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Certificate of Incorporation or these By-Laws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BY-LAWS

These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.  Any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon under the NYBCL.